UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 28, 2019
Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive

Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Seventh Amendment to the Wafer Supply Agreement

On January 28, 2019, Advanced Micro Devices, Inc. (the “Company”) entered into a seventh amendment (the “Seventh Amendment”) to the Wafer Supply Agreement with GLOBALFOUNDRIES Inc. (“GF”). The Seventh Amendment modifies certain purchase commitments, pricing and other terms of the Wafer Supply Agreement applicable to wafer purchases at the 12 nm technology node and above by the Company for the period commencing on January 1, 2019 and continuing through March 1, 2024.

The Seventh Amendment also provides the Company with full flexibility to contract with any wafer foundry with respect to all products manufactured using 7nm and smaller technology nodes without any one-time payments or royalties by the Company to GF.

Further, the Company and GF agreed to modify the annual wafer purchase targets previously agreed to in the sixth amendment to the Wafer Supply Agreement for years 2019 and 2020. The parties also agreed to an annual wafer purchase target for 2021 and agreed to pricing for wafers purchased for years 2019, 2020 and 2021. If the Company does not meet the annual wafer purchase target for any of these years, the Company will be required to pay to GF a portion of the difference between the actual wafer purchases and the wafer purchase target for that year. The Company expects that its future purchases from GF will be material under the Wafer Supply Agreement, which is in place until 2024.

The foregoing description is not complete and is qualified in its entirety by reference to the Seventh Amendment, a copy of which will be filed with a Quarterly Report on Form 10-Q.

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.
On January 29, 2019, the Company announced its financial position and results of operations as of and for its fiscal quarter and fiscal year ended December 29, 2018 in a press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is a presentation regarding the Company's fiscal quarter and fiscal year ended December 29, 2018.
The Company will hold a conference call on January 29, 2019 at 2:30 p.m. PT (5:30 p.m. ET) to discuss its fiscal quarter and fiscal year ended December 29, 2018 financial results and forward-looking financial guidance.

To supplement the Company’s financial results presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company’s earnings press release contains non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA and free cash flow. The Company believes that the supplemental non-GAAP financial measures assist investors in comparing the Company's core performance by excluding items that it believes are not indicative of the Company’s underlying operating performance. The Company cautions investors to carefully evaluate the financial results calculated in accordance with GAAP and the supplemental non-GAAP financial measures and reconciliations. The Company’s non-GAAP financial measures are not intended to be considered in isolation and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect current expectations and projections about future events and thus involve uncertainty and risk. It is possible that future events may differ from expectations due to a variety of risks and other factors such as those described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 29, 2018, as filed with the U.S. Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this Current Report on Form 8-K are based on certain assumptions and analyses made in light of AMD’s experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. AMD does not intend to update any particular forward-looking statements contained in this Current Report on Form 8-K.

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press release dated January 29, 2019
99.2	Fourth Quarter and FY 2018 Financial Results Presentation

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2019	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Senior Vice President, Chief Financial Officer & Treasurer